As filed with the Securities and Exchange Commission on August 30, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XCEL ENERGY INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-0448030
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

414 Nicollet Mall
Minneapolis, Minnesota	55401
(Address of registrant’s principal executive offices)	(Zip code)

Xcel Energy 401(k) Savings Plan

New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan for

Bargaining Unit Employees and Former Non-Bargaining Unit Employees

New Century Energies, Inc. Employee Investment Plan for

Bargaining Unit Employees and Former Non-Bargaining Unit Employees

(Full title of the plan)

BEN FOWKE Chairman, President and Chief Executive Officer Xcel Energy Inc. 414 Nicollet Mall Minneapolis, Minnesota 55401 (612) 330-5500	ROBERT FRENZEL Executive Vice President and Chief Financial Officer Xcel Energy Inc. 414 Nicollet Mall Minneapolis, Minnesota 55401 (612) 330-5500

(Names and address, including zip code, and telephone number, including area code, of agents for service)

Copy to:

SCOTT WILENSKY

Executive Vice President and General Counsel

Xcel Energy Inc.

414 Nicollet Mall

Minneapolis, Minnesota 55401

(612) 330-5500

(Name and address of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered (1)	Amount to Be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (2)
Common stock, par value $2.50 per share	700,000 shares	$41.94	$29,358,000	$2,957

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2)	Pursuant to Rule 416 of the Securities Act of 1933, this registration statement also covers such additional shares of common stock that may become issuable pursuant to the anti-dilution provisions of the employee benefit plans described herein. This registration statement on Form S-8 is being filed for the purpose of registering an additional 700,000 shares of the Registrant’s Common Stock to be issued pursuant to the New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based on the average of the high and low sales prices per share of the Registrant’s Common Stock as reported on the New York Stock Exchange on August 26, 2016.

This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed for the purpose of registering an additional 700,000 shares of the Registrant’s Common Stock to be issued pursuant to the New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees. In accordance with Section E of the General Instructions to Form S-8, the contents of Xcel Energy Inc.’s (the “Company” or the “Registrant”) registration statement on Form S-8 (Registration No. 333-186856) are incorporated by reference herein. Additionally, this Form S-8 includes new Exhibits 99.01, 99.02 and 99.03 to reflect that the Xcel Energy 401(k) Savings Plan, New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees, and New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees (the “Plans”), were each amended and restated, effective as of January 1, 2015 (except as noted in the Plan), to implement Roth deferral contribution features; revise the Plans’ automatic enrollment provisions; and amend certain administrative and payment provisions under the Plans, as applicable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by Xcel Energy Inc. (“Xcel Energy”) with the Securities and Exchange Commission are incorporated herein by reference:

(1)	Xcel Energy’s Annual Report on Form 10-K for the year ended December 31, 2015;

(2)	The Plans’ Annual Reports on Form 11-K for the year ended December 31, 2015; and

(3)	The description of Xcel Energy’s common stock contained in Xcel Energy’s Current Report on Form 8-K filed on March 13, 2002, our Form 8-K filed with the SEC on August 14, 2008, which describes certain amendments to our Restated Bylaws (“Bylaws”), our Form 8-K filed with the SEC on December 12, 2008 describing the termination of the Stockholder Protection Rights Agreement dated as of December 13, 2000, between us and The Bank of New York Mellon, as successor rights agent, and our Form 8-K filed with the SEC on May 18, 2012, which described amendments to the voting rights of our common stock holders to eliminate cumulative voting.

All documents subsequently filed by Xcel Energy and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing of such documents.

Item 8. Exhibits

Exhibit Number	Description

5.01	Opinion of Counsel regarding legality of shares

23.01	Consent of Deloitte & Touche LLP

23.02	Consent of Counsel (included in Exhibit 5.01)

24.01*	Powers of Attorney (Exhibit 24.01 to Form 10-K of Xcel Energy file number 001-03034, for the year ended December 31, 2015)

99.01	Xcel Energy 401(k) Savings Plan (as amended and restated effective as of Jan. 1, 2015)

99.02	New Century Energies, Inc. Employees Savings and Stock Options Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees (as amended and restated effective Jan. 1, 2015, with certain retroactive amendments)

99.03	New Century Energies, Inc. Employees Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees (as amended and restated effective Jan. 1, 2015, with certain retroactive amendments)

*	Incorporated by reference

The Registrant undertakes that it will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans under Section 401 of the Internal Revenue Code.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 30th day of August, 2016.

Xcel Energy Inc.

By:	/s/ Robert Frenzel
Robert Frenzel
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date listed above:

Signature	Title

*	Chairman, President, Chief Executive Officer, and Director
Ben Fowke	(Principal Executive Officer)

/s/ Robert Frenzel	Executive Vice President and Chief Financial Officer
Robert Frenzel	(Principal Financial Officer)

/s/ Jeffrey S. Savage	Senior Vice President and Controller
Jeffrey S. Savage	(Principal Accounting Officer)

*	Director
Gail Koziara Boudreaux

*	Director
Richard K. Davis

*	Director
Richard T. O’Brien

*	Director
Christopher J. Policinski

*	Director
James T. Prokopanko

*	Director
A. Patricia Sampson

Signature	Title

*	Director
James J. Sheppard

*	Director
David A Westerlund

*	Director
Kim Williams

*	Director
Timothy V. Wolf

*	By:	/s/ Scott Wilensky
Scott Wilensky
Attorney-in Fact

The 401(k) Plan

The undersigned is a member of the Committee having the responsibility for the administration of the 401(k) Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on August 30, 2016.

XCEL ENERGY 401(K) SAVINGS PLAN

By:	/s/ Jeffrey S. Savage
Name: Jeffrey S. Savage
Title: Pension Trust Administration Committee

The Employees’ Savings and Stock Ownership Plan

The undersigned is a member of the Committee having the responsibility for the administration of the Employees’ Savings and Stock Ownership Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Employees’ Savings and Stock Ownership Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on August 30, 2016.

NEW CENTURY ENERGIES, INC. EMPLOYEES’ SAVINGS AND STOCK OWNERSHIP PLAN FOR BARGAINING UNIT EMPLOYEES AND FORMER NON-BARGAINING UNIT EMPLOYEES

By:	/s/ Jeffrey S. Savage
Name: Jeffrey S. Savage
Title: Pension Trust Administration Committee

The Employee Investment Plan

The undersigned is a member of the Committee having the responsibility for the administration of the Employee Investment Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Employee Investment Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on August 30, 2016.

NEW CENTURY ENERGIES, INC. EMPLOYEE INVESTMENT PLAN FOR BARGAINING UNIT EMPLOYEES AND FORMER NON-BARGAINING UNIT EMPLOYEES

By:	/s/ Jeffrey S. Savage
Name: Jeffrey S. Savage
Title: Pension Trust Administration Committee

EXHIBIT INDEX

Exhibit Number	Description

5.01	Opinion of Counsel regarding legality of shares

23.01	Consent of Deloitte & Touche LLP

23.02	Consent of Counsel (included in Exhibit 5.01)

24.01*	Powers of Attorney (Exhibit 24.01 to Form 10-K of Xcel Energy file number 001-03034, for the year ended December 31, 2015)

99.01	Xcel Energy 401(k) Savings Plan (as amended and restated effective as of Jan. 1, 2015)

99.02	New Century Energies, Inc. Employees Savings and Stock Options Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees (as amended and restated effective Jan. 1, 2015, with certain retroactive amendments)

99.03	New Century Energies, Inc. Employees Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees (as amended and restated effective Jan. 1, 2015, with certain retroactive amendments)

*	Incorporated by reference